Execution Version
THIRTEENTH AMENDMENT TO
FIRST LIEN ISDA 2002 MASTER AGREEMENT
This THIRTEENTH AMENDMENT TO FIRST LIEN ISDA 2002 MASTER AGREEMENT (this “Amendment”) is entered into as of February 11, 2021, by and among U.S. OIL & REFINING CO., a Delaware corporation (“Party B”) and MERRILL LYNCH COMMODITIES, INC., a Delaware corporation (“Party A”) and is acknowledged and agreed to by the Guarantors signatory hereto. Capitalized terms used but not defined in this Amendment have the meanings assigned to them in the First Lien ISDA Master Agreement (as defined below).
RECITALS
WHEREAS, Party A has entered into certain intermediation arrangements with Party B pursuant to the terms of that certain First Lien ISDA 2002 Master Agreement dated as of March 17, 2016, by and between Party A and Party B (including the schedule, exhibits and annexes thereto and the transactions thereunder, and as amended by that certain First Amendment to First Lien ISDA 2002 Master Agreement, dated as of July 18, 2016, that certain Second Amendment to the First Lien ISDA 2002 Master Agreement, dated as of September 29, 2016, that certain Third Amendment to the First Lien ISDA 2002 Master Agreement, dated as of April 1, 2017, that certain Fourth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of March 13, 2018, that certain Fifth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of June 5, 2018, that certain Sixth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of September 1, 2018, that certain Seventh Amendment to the First Lien ISDA 2002 Master Agreement, dated as of October 2, 2018, that certain Eighth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of January 11, 2019, that certain Ninth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of November 1, 2019, that certain Tenth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of April 21, 2020, that certain Eleventh Amendment to the First Lien ISDA 2002 Master Agreement, dated as of July 28, 2020, that certain Twelfth Amendment to the First Lien ISDA 2002 Master Agreement, dated as of February 1, 2021, and as subsequently further amended, restated, supplemented, replaced or otherwise modified from time to time, the “First Lien ISDA Master Agreement”); and
WHEREAS, Party A and Party B have identified and desire to make certain additional changes to the First Lien ISDA Master Agreement, as set forth in more detail herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:
SECTION 1.    Amendments. Effective on and after the Effective Date (as defined below) the First Lien ISDA Master Agreement is hereby amended as follows:
1.1    Part 1(k) of the First Lien ISDA Master Agreement is deleted in its entirety.
1.2    Clause (2) of Part 7(a)(i) of the First Lien ISDA Master Agreement is deleted and replaced in its entirety with the following:

“(2) Should Party B request that Party A nevertheless consent to the consummation of a Party A Purchase Contract, Party B Credit Support Purchase Contract or Party B LC Purchase Contract with respect to Products, Party A may in its sole discretion refuse such request, or condition its consent to such request on Party B’s agreement to (x) an amendment hereto or (y) such special or additional terms, including terms relating to timing, reporting, compliance with Applicable Laws (including, conducting due diligence that ensures compliance with Applicable Laws, and providing certifications regarding compliance with Applicable Laws), invoicing and Invoice Amounts, as Party A may at such time request.”
1.3    Part 7(a)(ix) of the First Lien ISDA Master Agreement is amended by adding the following sentence at the end thereof:
“Notwithstanding anything herein to the contrary, Party A shall not be required to enter into or approve, as applicable, any TD Forward Transactions, Prospective Purchase Contracts, Party A Purchase Contracts, Party B Credit Support Purchase Contracts or Party B LC Purchase Contracts for or involving hydrocarbons that are not Hydrocarbons listed on Attachment 1 or that are comingled with, blended with, products of, or produced from, hydrocarbons that are not Hydrocarbons listed on Attachment 1, it being expressly agreed that Party A may approve or reject any such contract or transaction in its sole discretion."
1.4    Part 10(c) of the First Lien ISDA Master Agreement is amended by adding the following sentence at the end thereof:
“No Hydrocarbons may be commingled with, blended with, produced from or be or become a product of any hydrocarbons that are not listed on Attachment 1. To the extent any Hydrocarbons are commingled with, blended with, produced from or is or becomes a product of any hydrocarbon not listed on Attachment 1, all Hydrocarbons in such Applicable Infrastructure shall cease to be Eligible Hydrocarbons.”
1.5    The following defined term is inserted into Part 20 of the First Lien ISDA Master Agreement in the appropriate alphabetical order:
““13th Amendment Effective Date” means the effective date of that certain Thirteenth Amendment to First Lien 2002 ISDA Master Agreement, dated as of February 11, 2021, by and among the Parties and other signatories thereto.”
1.6    The following defined terms in Part 20 of the First Lien ISDA Master Agreement are deleted in their entirety: “Optional Termination Date” and “Party B Elective Wind-Down Period”.
1.7    The following defined terms in Part 20 of the First Lien ISDA Master Agreement are deleted and replaced in their entirety with the following:
““LIBOR” means, for any day, the rate per annum determined at approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to such day by reference to the ICE Benchmark Administration LIBOR Rate, as published by Reuters (or other commercially available source providing quotations of ICE LIBOR as may be designated by Party A from time to time) (“ICE LIBOR”), for a period equal to the designated period; provided, that if the ICE LIBOR is not available to Party A (a) for a reason set forth in Part 20(d), then the LIBOR Successor Rate shall apply as determined and provided for in Part 20(d) or (b) for any other reason, then the applicable LIBOR for such Day shall instead be such replacement rate as Party A shall designate in its commercially reasonable discretion. Each determination by Party A pursuant to this definition shall be conclusive absent manifest error. “London Banking Day” means a day on which dealings in US Dollar deposits are conducted by banks in the London interbank market.”
““Term Expiry Date” means March 31, 2022.”
1.8    Part 20 of the First Lien ISDA Master Agreement is amended by adding the following new Part 20(d):
“(d)    Inability to Determine Rates. Notwithstanding anything to the contrary in this Agreement or any other Transaction Documents, if Party A determines (which determination shall be conclusive absent manifest error), or Party B notifies Party A in writing that Party B has determined in its reasonable discretion, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR (or any other U.S. dollar LIBOR rate utilized in any of the Transaction Documents (LIBOR and any such other U.S. dollar LIBOR rate, an “Affected LIBOR Rate”) for any period during the term of the Agreement, including, without limitation, because the Affected LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of any Affected LIBOR Rate or a Governmental Authority having jurisdiction over Party A has made a public statement identifying a specific date after which such Affected LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to Party A, that will continue to provide such Affected LIBOR Rate after such specific date (such specific date, the “Scheduled Unavailability Date”); or
(iii)    working capital facilities, other loan facilities or trading facilities currently being executed, or that include language similar to that contained in this Part 20(d), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Affected LIBOR Rate, then, reasonably promptly after such determination by Party A or receipt by Party A of such written notice from Party B, as applicable, Party A and Party B shall amend this Agreement and any other applicable Transaction Document to replace the Affected LIBOR Rate with (x) one or more SOFR-Based Rates or (y) another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S.

dollar denominated credit or trading facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit or trading facilities for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by Party A from time to time in its reasonable discretion and may be periodically updated (the “Adjustment;” and any such proposed rate, a “LIBOR Successor Rate”). Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Party A, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by Party A.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), Party A will promptly so notify Party B, and, thereafter, any reference or usage of the Affected LIBOR Rate herein or in any other Transaction Document shall instead refer or use the LIBOR Successor Rate as defined herein. Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement or any other Transaction Document. For the avoidance of doubt, this Part 20(d) shall apply to each Transaction Document and apply to any reference or usage of any Affected LIBOR Rate therein or in any trade documentation entered into in connection with this Agreement.
In connection with the implementation of a LIBOR Successor Rate, Party A will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
For purposes hereof:
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters as may be appropriate, in the discretion of Party A, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by Party A in a manner substantially consistent with market practice (or, if Party A determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as Party A determines is reasonably necessary in connection with the administration of this Agreement and any other Transaction Document).
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace the Affected LIBOR Rate in loan agreements or working capital arrangements,.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“SOFR-Based Rate” means SOFR or Term SOFR.
“Term SOFR” means the forward-looking term rate (as determined by Party A) that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by Party A from time to time in its reasonable discretion.
1.9    Attachment 6 (Applicable Curves) to the First Lien ISDA Master Agreement is deleted in its entirety and replaced with Exhibit A hereto.
SECTION 2.    Conditions Precedent to Effectiveness. This Amendment shall become effective on the date (the “Effective Date”) upon which each of the conditions set forth in this Section 2 have been satisfied or waived by Party A (as determined by Party A in its sole discretion).:
2.1    Effective Date Documentation. Each of the parties hereto (as applicable) shall have executed and delivered (a) this Amendment, (b) that certain supplement to the Fee Letter, dated as of the date hereof, between Party A and Party B and (c) that certain Fourth Amendment to the Credit Agreement, by and among U.S. Oil & Refining Co., as debtor or Party B, Merrill Lynch Commodities, Inc., and Bank of America, N.A., dated as of the date hereof.
2.2    Corporate Documents. There shall have been delivered to Party A (a) a certificate of the secretary or assistant secretary of each Transaction Party and of Par LLC, dated the Effective Date, certifying (i) that attached thereto is a true and complete copy of each organizational document of, as applicable, such Transaction Party or of Par LLC certified (to the extent applicable) as of a recent date by (if applicable) the Secretary of State of the state of its organization, (ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of, as applicable, such Transaction Party or of Par LLC authorizing the execution, delivery and performance of this Amendment, any documents or agreements entered into in connection herewith and any other Transaction Documents to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect and (iii) as to the incumbency and specimen signature of each officer executing any applicable document described in the preceding clause (ii) in connection herewith on behalf of, as applicable, such Transaction Party or of Par LLC (together with a certificate of another officer as to the incumbency and specimen signature of the secretary or assistant secretary executing the certificate described in this Section 2); and (b) a certificate as to the good standing of each

Transaction Party and of Par LLC in its jurisdiction of organization as of a recent date, from such secretary of state (or other applicable Governmental Authority).
2.3    Solvency Certificate. Party A shall have received a solvency certificate in respect of Party B in form satisfactory to Party A, dated the Effective Date and signed by the chief financial officer or chief executive officer of Party B.
2.4    Representations and Warranties. On and as of the Effective Date, after giving effect to this Amendment and each of the other documents and transactions entered into in connection herewith and contemplated hereby, each of the representations and warranties of Party B in Section 3 shall be true and correct in all material respects.
2.5    Expenses. On or before the Effective Date, Party B shall pay or reimburse Party A for all reasonable and documented out-of-pocket expenses (including the reasonable and documented out of pocket legal fees and expenses of Stroock & Stroock & Lavan LLP, special counsel to Party A) incurred by the Party A in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and any other Transaction Documents or any amendment, amendment and restatement, modification or waiver of the provisions thereof (including, for the avoidance of doubt, all documents executed by Party A on the date hereof or otherwise in connection with this Amendment).
2.6    Insurance. On or before the Effective Date, Party A shall have received all updated and current insurance certificates and endorsements with respect to the insurance policies maintained by Party B in accordance with Part 15(c)(i) of the First Lien ISDA Master Agreement.
2.7    Additional Deliverables. Party A shall have received such additional information, agreements, instruments, documents and other materials from Party B, any Transaction Party or Par LLC, which Party A shall reasonably request.
SECTION 3.    Representations and Warranties of Party B. To induce Party A to enter into this Amendment, Party B hereby represents and warrants as follows:
3.1    Authority; No Conflicts. The execution, delivery and performance by Party B of this Amendment and any other documentation relating to this Amendment to which it is a party is within Party B’s organizational powers, has been duly authorized by all necessary action, and does not (a) require any consent or approval of any holders of Equity Interests of Party B, other than those already obtained; (b) violate, contravene or conflict with or result in a breach of any provision of any of the Organizational Documents (as defined in the Collateral Agreement) of Party B, the Intermediation Agreement, any other Transaction Document, the Existing Indenture, the ABL Credit Agreement, the Term Loan Agreement, the J. Aron Facility, the Pari Passu Lien Hedge Agreements (as defined in the Existing Indenture), the Collateral Trust and Intercreditor Agreement, the Collateral Acknowledgment Agreement or any transactions under any of the foregoing; (c) violate any Applicable Laws; or (d) result in or require the imposition of any Lien on any property of Party B other than Permitted Liens.

3.2    Enforceability. Party B has duly executed and delivered this Amendment. This Amendment constitutes the legal, valid and binding obligation of Party B enforceable in accordance with its terms, except as enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
3.3    No Default. As of the date hereof, immediately prior to and after giving effect to this Amendment, no Event of Default, Potential Event of Default or Termination Event has occurred and is continuing under the First Lien ISDA Master Agreement or any other Transaction Document.
3.4    Other Representations and Warranties. All representations and warranties of the Transaction Parties (and, as applicable, Par LLC) set forth in Section 3 of the Intermediation Agreement (including the Additional Representations in Part 14), the Collateral Agreement and the Guarantees are true and correct in all material respects to the same extent as though made, as applicable, on the date hereof and on the Effective Date, except (a) to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and (b) to the extent that such representations and warranties are qualified as to “materiality” or “material adverse effect” (or words of like import) shall be satisfied in all respects as so qualified).
SECTION 4.    Reaffirmation.
4.1    Reaffirmation. Except as modified hereby, all of the terms and provisions of the First Lien ISDA Master Agreement and the other Transaction Documents remain in full force and effect. Party B hereby agrees that the amendments and modifications herein contained shall in no manner affect (other than expressly provided herein) or impair the Obligations or the Liens securing the payment and performance thereof. On and after the date hereof, each reference in the First Lien ISDA Master Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the First Lien ISDA Master Agreement, and each reference in each of the other Transaction Documents to “the Intermediation Agreement”, “the First Lien ISDA Master Agreement”, “thereunder”, “thereof” or words of like import referring to the First Lien ISDA Master Agreement, shall mean and be a reference to the First Lien ISDA Master Agreement, as amended by this Amendment. Except as expressly provided herein, this Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of Party A under the First Lien ISDA Master Agreement or the other Transaction Documents, nor alter, modify, amend or in any way affect any of the obligations or covenants contained in the First Lien ISDA Master Agreement or the other Transaction Documents, all of which are ratified and confirmed in all respects and shall continue in full force and effect. For all purposes of this Amendment, the First Lien ISDA Master Agreement and the other Transaction Documents, this Amendment shall constitute a “Transaction Document” and a “Transaction Document”. Each of Party B, Par LLC and McChord Pipeline Co. hereby ratifies and confirms all of its obligations and liabilities under the Transaction Documents to which it is a party, as expressly modified herein.

SECTION 5.    Miscellaneous.
5.1    Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until Party B and Party A have executed and delivered a counterpart. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (i.e., a “pdf” or “ tif” document) shall be effective as delivery of a manually executed counterpart of this Amendment.
5.2    Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
5.3    GOVERNING LAW. THIS AMENDMENT AND ANY AND ALL CONTROVERSIES ARISING OUT OF OR IN RELATION TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
5.4    Complete Agreement. This Amendment, the Collateral Agreement, the First Lien ISDA Master Agreement and the other Transaction Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or oral agreements of the parties.
5.5    Headings. Any Section and paragraph headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

U.S. OIL & REFINING CO.

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

[Signature Page to Thirteenth Amendment to First Lien ISDA 2002 Master Agreement]

Merrill Lynch Commodities, Inc.

By: /s/ Kent L. Chenevert
Name: Kent L. Chenevert
Title: Managing Director

NY [Signature Page to Thirteenth Amendment to First Lien ISDA 2002 Master Agreement]

Acknowledged and Agreed:

PAR PETROLEUM, LLC

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officers

MCCHORD PIPELINE CO.

By: /s/ William Monteleone
Name: William Monteleone
Title: Vice President and Chief Financial Officers

PAR PETROLEUM, LLC

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer

MCCHORD PIPELINE CO.

By: /s/ William Monteleone
Name: William Monteleone
Title: Chief Financial Officer
NY [Signature Page to Thirteenth Amendment to First Lien ISDA 2002 Master Agreement]

Exhibit A
ATTACHMENT 6.
Applicable Curves
There shall for each Hydrocarbon Group be monthly “Applicable Curves”. The Applicable Curve for each such month and Hydrocarbon Group will equal the Applicable Index futures contract specified in the table below, plus the then-current Applicable Differential for such Hydrocarbon Group; provided, however, that with respect to the Ethanol Hydrocarbon Group, Applicable Curve for any month and the Prompt Month Applicable Curve shall be equal to the ethanol prices determined by Party A for such month or prompt month, as applicable, using Relevant Information plus the then-current Applicable Differential for the Ethanol Hydrocarbon Group. In addition, there will be for each such monthly Applicable Curve an “Applicable Curve Expiry Date”, which shall in each instance be as per the table below (provided, however, that if the Applicable Curve Expiry Date listed below for any month is later than the Intermediation Termination Date, then the Applicable Curve Expiry Date for such month shall instead be the Intermediation Termination Date). Further, as of any day, the “Prompt Month Applicable Curve” for a Hydrocarbon Group other than the Ethanol Hydrocarbon Group shall equal the Applicable Index futures contract reflected below that has the first Applicable Curve Expiry Date occurring after such day (and not, for the avoidance of doubt, on such day) plus the then current Applicable Differential for such Hydrocarbon Group.

Month	Applicable Index Futures Contract	Applicable Curve Expiry Date
January 2019	March 2019	Monday, February 04, 2019
February 2019	April 2019	Monday, March 04, 2019
March 2019	May 2019	Tuesday, April 02, 2019
April 2019	June 2019	Thursday, May 02, 2019
May 2019	July 2019	Tuesday, June 04, 2019
June 2019	August 2019	Tuesday, July 02, 2019
July 2019	September 2019	Friday, August 02, 2019
August 2019	October 2019	Wednesday, September 04, 2019
September 2019	November 2019	Wednesday, October 02, 2019
October 2019	December 2019	Monday, November 04, 2019
November 2019	January 2020	Tuesday, December 03, 2019
December 2019	February 2020	Friday, January 03, 2020
January 2020	March 2020	Tuesday, February 04, 2020
February 2020	April 2020	Tuesday, March 03, 2020
March 2020	May 2020	Thursday, April 02, 2020
April 2020	June 2020	Monday, May 04, 2020
May 2020	July 2020	Tuesday, June 02, 2020
June 2020	August 2020	Thursday, July 02, 2020
July 2020	September 2020	Tuesday, August 04, 2020
August 2020	October 2020	Wednesday, September 02, 2020
September 2020	November 2020	Friday, October 02, 2020

October 2020	December 2020	Tuesday, November 03, 2020
November 2020	January 2021	Wednesday, December 02, 2020
December 2020	February 2021	Tuesday, January 05, 2021
January 2021	March 2021	Tuesday, February 02, 2021
February 2021	April 2021	Tuesday, March 02, 2021
March 2021	May 2021	Friday, April 02, 2021
April 2021	June 2021	Tuesday, May 04, 2021
May 2021	July 2021	Wednesday, June 02, 2021
June 2021	August 2021	Friday, July 02, 2021
July 2021	September 2021	Tuesday, August 03, 2021
August 2021	October 2021	Thursday, September 02, 2021
September 2021	November 2021	Monday, October 04, 2021
October 2021	December 2021	Tuesday, November 02, 2021
November 2021	January 2022	Thursday, December 02, 2021
December 2021	February 2022	Tuesday, January 04, 2022
January 2022	March 2022	Wednesday, February 2, 2022
February 2022	April 2022	Wednesday, March 02, 2022
March 2022	May 2022	Monday, April 04, 2022